FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 5, 2002
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                               Arena Resources, Inc.
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             (Exact Name of registrant as specified in its charter)


           Nevada                    333-46164               73-1596109
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 (State or other jurisdiction  (Commission File Number)    (I.R.S. Employ
    of incorporation)                                    Identification No.)

            4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code  (918) 747-6060
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                                 Non Applicable
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         (Former name or former address, if changed since last report.)




ITEM 5:

Management of Arena Resources, Inc. wishes to report on Form 8-K the successful acquisition of an approximate 800 acre oil and gas lease in Texas County, Oklahoma known as the Eva South Morrow Sand Unit from Ensign Operating Co. of
Denver, Colorado.  This acquisition closed on August 1,  2002.   Arena acquired
all working interest, or an approximately 85.4% net revenue interest. This lease has had sporadic production to date. It is management's intention to improve the infrastructure and further develop this property. The acquisition costs to the company were $827,500, plus 25,000 shares of Arena's restricted
common stock issued as a finder's fee related to this transaction   Additional
details and accounting for this acquisition will appear in the company's regularly filed periodic reports.

EXHIBITS:

10.0  Acquisition Documents for above Mineral Lease


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ARENA RESOURCES, INC.



Date: August 5, 2002               By: /s/  William R. Broaddrick
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                                       William R. Broaddrick
                                        Vice-President